EXHIBIT 2.1
                                                                     -----------

                               AMENDMENT NUMBER 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NUMBER 2, dated January 19, 2005 (this "AMENDMENT"), amends that certain AGREEMENT AND PLAN OF MERGER, dated as of May 7, 2004 (the "MERGER AGREEMENT"), by and among CDKNet.Com, Inc., a Delaware corporation ("PARENT"), CDK Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Miletos, Inc., a Delaware corporation (the "COMPANY"), and Andreas Typaldos, in his individual capacity and as representative (the "REPRESENTATIVE") of the following stockholders of the Company (collectively, the "DESIGNATED COMPANY STOCKHOLDERS"): Renee Typaldos, Patra Holdings LLC, Andreas Typaldos Family Limited Partnership and Renee Typaldos Family Partnership, Ltd., as follows:

     1. DEFINED TERMS. Capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement, except that, as a consequence of the consummation of the Merger, Merger Sub and Miletos have combined and are now known as Arkados, Inc. (herein "Arkados").

     2. SCHEDULE 5.7. Section 4 of Schedule 5.7 to the Merger Agreement is amended in its entirety to read as follows:


          "Parent will discharge liabilities to the IRS, State tax authorities, and the Department of Labor, to the extent such liabilities, penalties and interest are asserted against the Representative or any of the Designated Company Stockholders arising from their relationship with the Company's predecessor relating to such company's payroll, but in an aggregate not exceeding $1.2 million, including interests and penalties."

     Except as modified by this Amendment, the terms and conditions of the Merger Agreement shall remain in full force and effect and this Amendment shall be deemed a part thereof.



                            [SIGNATURE PAGE FOLLOWS]
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         IN WITNESS WHEREOF, Parent, Arkados and the Representative have caused this Amendment to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.

                                       CDKNET.COM, INC.


                                       By: /s/ Oleg Logvinov
                                          --------------------------------------
                                       Name: Oleg Logvinov
                                       Title: CEO


                                       ARKADOS, INC.


                                       By: /s/ Oleg Logvinov
                                          --------------------------------------
                                       Name: Oleg Logvinov
                                       Title: CEO


                                       /s/ Andreas Typaldos
                                       -----------------------------------------
                                       Andreas Typaldos, individually and as
                                       Representative of the Designated
                                       Stockholders




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